UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2012, Halcón Resources Corporation (“Halcón”) entered into separate indemnity agreements (each, an “Indemnity Agreement,” and collectively, the “Indemnity Agreements”), in the form attached hereto as Exhibit 10.1, with each of its current directors and executive officers, namely Floyd C. Wilson, Mark J. Mize, James L. Irish III, David B. Miller, E. Murphy Markham IV, Mark A. Welsh IV, Daniel A. Rioux, Tucker S. Bridwell, Thomas R. Fuller, Stephen P. Smiley and James W. Christmas. Halcón’s board of directors previously approved the form of Indemnity Agreement that was entered into with each of these individuals.

The Indemnity Agreements generally provide that Halcón will, to the fullest extent permitted by applicable law, indemnify each indemnitee in accordance with and subject to the terms of the Indemnity Agreement. Further, Halcón will indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as a director, officer or similar representative of Halcón or of any other enterprise which such person is or was serving as a representative at the request of Halcón, the indemnitee was, is or is threatened to be made a party to or a participant in any civil, criminal, administrative or investigative proceeding against all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually or reasonably incurred by or on behalf of the indemnitee (including all interest, assessments and other charges paid or payable with respect to such amounts) in connection with any such proceeding or claim, issue or matter therein. The Indemnity Agreements also provide each indemnitee with indemnification rights in connection with third-party proceedings and proceedings brought by or in the right of Halcón. In addition, the Indemnity Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law.

The rights provided by the Indemnity Agreements are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, Halcón’s certificate of incorporation or bylaws, or otherwise.

The foregoing description of the Indemnity Agreements is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Indemnity Agreement between Halcón and each of its directors and executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

March 19, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer